UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

STERICYCLE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following is a transcript to a video filmed by Cindy J. Miller, President and Chief Executive Officer of Stericycle, Inc., and sent to all employees on June 7, 2024.

Hi Cindy Miller here, Stericycle CEO, and today is Friday, June 7th. On Monday, June 3rd, we announced that Stericycle has agreed to be acquired by Waste Management, a company many of you are likely to be familiar with, which provides collection, recycling, disposal and sustainability services to millions of municipal, residential and corporate customers across the U.S. and Canada. The board and I are confident that this is an exciting next step for Stericycle for three reasons.

One, it provides opportunities to enhance the customer experience and expand our service offerings. Two, it provides opportunities for each of you as Stericycle joins a larger organization, and three, it delivers significant value to our shareholders, including those of you who also own Stericycle stock. Stericycle represents a growth opportunity for Waste Management. They do not do what we do today, and our services fit together with theirs to provide a more attractive offering for our customers.

We believe this transaction will enable Stericycle to continue investing in and developing our greatest asset, our people. You possess deep expertise in managing regulated waste and secure information destruction services and Waste Management believes that your knowledge and your skills will be invaluable as they expand their environmental services and solutions. This is exciting news, but it is still very early days in the process. Until we complete this transaction, which is still subject to certain conditions and approval, Stericycle and Waste Management will continue to operate separately, just as we always have.

So, it’s business as usual for us. The most important thing for you to do is keep your focus on your current responsibilities and stay committed to your teams and our customers. We expect to close as early as the fourth quarter of 2024. For those of you who engage directly with customers or other external partners, please adhere closely to those materials we have provided you with, and everyone should refrain from posting about this news on social media or speaking about it with investors or reporters.

Should a member of the media reach out to you, please direct the reporter to our communications team at media@stericycle.com. As a reminder, we have created a dedicated forum for you to submit questions and the Loop will be our home for information sharing. We are committed to communicating clearly and transparently, and we will keep you all updated as appropriate. Your hard work and dedication helped us achieve this opportunity, which we are confident is an exciting next step in the journey.

We began together a few years ago, so as always for this weekly message, I hope you all enjoy your weekends and I’d like to thank you once again for protecting what matters.

Thanks everybody.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger involving Stericycle, Inc. (“Stericycle”), Stag Merger Sub Inc., and Waste Management, Inc. Stericycle expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Stericycle stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Stericycle and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF STERICYCLE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STERICYCLE AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Stericycle with the SEC at the SEC’s website at www.sec.gov or from Stericycle at its website at investors.stericycle.com.

Participants in the Solicitation

Stericycle and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Stericycle’s stockholders in connection with the proposed transaction will be set forth in Stericycle’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Stericycle’s stockholders. You may also find additional information about Stericycle’s directors and executive officers in Stericycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024, Stericycle’s Definitive Proxy Statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 5, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Stericycle or its management is discussing its beliefs, estimates or expectations. Such statements generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates,” “continues,” “may,” “plan,” “will,” “goal,” or similar expressions. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside Stericycle’s control, which could cause actual results to differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Agreement and Plan of Merger, dated as of June 3, 2024 (the “Merger Agreement”), the failure to obtain required regulatory approvals for the proposed transaction or the failure to satisfy the other conditions to the consummation of the proposed transaction; (2) the risk that the Merger Agreement may be terminated in circumstances requiring Stericycle to pay a termination fee; (3) the risk that the proposed transaction disrupts Stericycle’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed transaction on the ability of Stericycle to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the proposed transaction on Stericycle’s operating results and business generally; (6) the significant costs, fees and expenses related to the proposed transaction; (7) the risk that Stericycle’s stock price may decline significantly if the proposed transaction is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against Stericycle and/or its directors, executive officers or other related persons; and (9) other factors that could affect Stericycle’s business such as, without limitation, inflationary cost pressure in labor, supply chain, energy, and other expenses, decreases in the volume of regulated wastes or personal and confidential information collected from customers, and disruptions resulting from deployment of systems, disruptions in our supply chain, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, Sorted Office Paper (“SOP”) pricing volatility or pricing volatility in other commodities, changes in the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, and changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information.

If the proposed transaction is consummated, Stericycle’s stockholders will cease to have any equity interest in Stericycle and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in Stericycle’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as Stericycle’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on Stericycle’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, Stericycle undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.